Exhibit 99.1

NEWS	FOR IMMEDIATE RELEASE

FIRST AMERICAN FINANCIAL REPORTS Second QUARTER 2019 RESULTS

—Reports Earnings of $1.64 per Diluted Share or $1.58 per Diluted Share

Excluding Net Realized Investment Gains—

SANTA ANA, Calif., July 25, 2019 – First American Financial Corporation (NYSE: FAF), a leading global provider of title insurance, settlement services and risk solutions for real estate transactions, today announced financial results for the second quarter ended June 30, 2019.

Current Quarter Highlights

•	Total revenue of $1.5 billion, up 1 percent compared with last year
•	Title Insurance and Services segment pretax margin of 17.0 percent
-	16.5 percent excluding net realized investment gains
•	Commercial revenues of $180.4 million, down 2 percent compared with last year
•	Title Insurance and Services segment investment income of $71.0 million, up 37 percent compared with last year
•	Specialty Insurance segment pretax margin of 12.8 percent
-	11.8 percent excluding net realized investment gains
•	Debt-to-capital ratio of 18.4 percent
•	Cash flow from operations of $266.7 million, compared with $210.9 million last year

Selected Financial Information

($ in millions, except per share data)

	Three Months Ended
	June 30,
	2019	2018
Total revenue	$1,498.6	$1,491.2
Income before taxes	229.5	202.0

Net income	$186.7	$155.1
Net income per diluted share	1.64	1.37

Total revenue for the second quarter of 2019 was $1.5 billion, an increase of 1 percent relative to the second quarter of 2018. Net income in the current quarter was $186.7 million, or $1.64 per diluted share, compared with net income of $155.1 million, or $1.37 per diluted share, in the second quarter of 2018. Net realized investment gains in the current quarter were $8.4 million, or 6 cents per diluted share, compared with net realized investment gains of $5.5 million, or 4 cents per diluted share, last year. The current quarter’s effective tax rate of 18.4 percent includes a benefit of $12.0 million, or 11 cents per diluted share, primarily due to the resolution of state tax matters from prior years. During the quarter, expenses totaling $1.7 million related to the previously disclosed information security incident were recorded in the corporate segment.

“The company delivered outstanding financial results in the second quarter, including a record 17.0 percent pretax title margin,” said Dennis J. Gilmore, chief executive officer at First American

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First American Financial Reports Second Quarter 2019 Results

Financial Corporation. “Low interest rates continue to strengthen the purchase market, drive substantial growth in refinance activity and sustain a healthy commercial market. This quarter’s performance again benefited from effective expense management and higher investment income.

“Looking to the second half of 2019, we are optimistic in light of current market trends. So far in July, refinance activity continues its robust growth and purchase open orders are trending positively. Moreover, we expect to see continued strength in our commercial business. Although the anticipated reduction of the Fed funds rate will impact our investment income, given current business conditions and the efficiency of our operations, we expect to deliver strong financial results in the second half of the year.”

Title Insurance and Services

($ in millions, except average revenue per order)

	Three Months Ended
	June 30,
	2019	2018
Total revenues	$1,371.9	$1,369.0

Income before taxes	$232.8	$209.6
Pretax margin	17.0%	15.3%

Title open orders(1)	296,200	276,800
Title closed orders(1)	196,600	196,200

U.S. Commercial
Total revenues	$180.4	$184.8
Open orders	33,000	36,000
Closed orders	19,300	19,900
Average revenue per order	$9,400	$9,300
(1) U.S. direct title insurance orders only.

Total revenues for the Title Insurance and Services segment during the second quarter were $1.4 billion, flat compared with the same quarter of 2018. Direct premiums and escrow fees were higher by 1 percent compared with the second quarter of 2018, driven by a 1 percent increase in the average revenue per direct title order and closed orders that were essentially flat compared with last year. The growth in the average revenue per direct title order to $2,620 was primarily due to higher residential real estate values, partially offset by a shift in the mix of direct revenues to lower premium refinance transactions. Agent premiums, which are recorded on approximately a one-quarter lag relative to direct premiums, were down 3 percent in the current quarter as compared with last year.

Information and other revenues were $197.8 million this quarter, down $8.3 million, or 4 percent, compared with the same quarter of last year. The decline was primarily due to lower revenues from the company’s centralized lender businesses and international operations.

Investment income was $71.0 million in the second quarter, up $19.2 million, or 37 percent, benefiting from both an increase in average balances and rising short-term interest rates that drove higher interest income in the company’s investment portfolio and cash balances. Net realized investment

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First American Financial Reports Second Quarter 2019 Results

gains totaled $6.9 million in the current quarter, compared with gains of $3.6 million in the second quarter of 2018.

Personnel costs were $422.7 million in the second quarter, down $4.4 million, or 1 percent, compared with the same quarter of 2018. This decline was primarily attributable to lower salary expense driven by lower average headcount, partially offset by higher incentive compensation expense.

Other operating expenses were $194.1 million in the second quarter, down $8.3 million, or 4 percent, compared with the second quarter of 2018. The reduction was driven by a number of expense categories, including lower production-related costs and a decline in office-related purchases, partially offset by higher software expense.

The provision for policy losses and other claims was $43.8 million in the second quarter, or 4.0 percent of title premiums and escrow fees, compared with a 4.0 percent loss provision rate in the second quarter of 2018. The current quarter rate reflects an ultimate loss rate of 4.0 percent for the current policy year and no change in the loss reserve estimates for prior policy years.

Depreciation and amortization expense was $31.1 million in the second quarter, an increase of $1.7 million, or 6 percent, compared with the same period last year. The increase was primarily attributable to higher amortization expense associated with software development.

Pretax income for the Title Insurance and Services segment was $232.8 million in the second quarter, compared with $209.6 million in the second quarter of 2018. Pretax margin was 17.0 percent in the current quarter, compared with 15.3 percent last year. Excluding the impact of net realized investment gains and losses, the pretax margin was 16.5 percent this year, compared with 15.1 percent last year.

Specialty Insurance

($ in millions)

	Three Months Ended
	June 30,
	2019	2018
Total revenues	$123.0	$120.2

Income before taxes	$15.7	$10.1
Pretax margin	12.8%	8.4%

Total revenues for the Specialty Insurance segment were $123.0 million in the second quarter, an increase of 2 percent compared with the second quarter of 2018. The home warranty business benefited from lower claim losses driven by both lower claim frequency and severity, due in part to milder weather and improvements in claim cost management. The loss ratio for the segment improved to 56.4 percent this quarter, compared with 61.4 percent in the prior year. Pretax margin for the segment was 12.8 percent in the current quarter, compared with 8.4 percent in the second quarter of last year. Excluding the impact of net realized gains and losses, the segment’s current quarter pretax margin was 11.8 percent, compared with 7.0 percent last year.

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First American Financial Reports Second Quarter 2019 Results

Teleconference/Webcast

First American’s second-quarter 2019 results will be discussed in more detail on Thursday, July 25, 2019, at 11 a.m. EDT, via teleconference. The toll-free dial-in number is 877-407-8293. Callers from outside the United States may dial +1-201-689-8349.

The live audio webcast of the call will be available on First American’s website at www.firstam.com/investor. An audio replay of the conference call will be available through August 8, 2019, by dialing 201-612-7415 and using the conference ID 13692064. An audio archive of the call will also be available on First American’s investor website.

About First American

First American Financial Corporation (NYSE: FAF) is a leading provider of title insurance, settlement services and risk solutions for real estate transactions that traces its heritage back to 1889. First American also provides title plant management services; title and other real property records and images; valuation products and services; home warranty products; property and casualty insurance; banking, trust and wealth management services; and other related products and services. With total revenue of $5.7 billion in 2018, the company offers its products and services directly and through its agents throughout the United States and abroad. In 2019, First American was named to the Fortune 100 Best Companies to Work For® list for the fourth consecutive year. More information about the company can be found at www.firstam.com.

Website Disclosure

First American posts information of interest to investors at www.firstam.com/investor. This includes opened and closed title insurance order counts for its U.S. direct title insurance operations, which are posted approximately 10 to 12 days after the end of each month.

Forward-Looking Statements

Certain statements made in this press release and the related management commentary contain, and responses to investor questions may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain the words “believe,” “anticipate,” “expect,” “intend,” “plan,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” or “could.” These forward-looking statements include, without limitation, statements regarding future operations, performance, financial condition, prospects, plans and strategies. These forward-looking statements are based on current expectations and assumptions that may prove to be incorrect. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include, without limitation: interest rate fluctuations; changes in the performance of the real estate markets; volatility in the capital markets; unfavorable economic conditions; failures at financial institutions where the company deposits funds; changes in applicable laws and government regulations, including data privacy laws; heightened scrutiny by legislators and regulators of the company’s title insurance and services segment and certain other of the company’s businesses; use of social media by the company and other parties; regulation of title insurance rates; limitations on access to public records and other data; changes in relationships with large mortgage lenders and government-sponsored enterprises; changes in measures of the strength of the company’s title insurance underwriters, including ratings and statutory capital and surplus; losses in the company’s

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First American Financial Reports Second Quarter 2019 Results

investment portfolio; material variance between actual and expected claims experience; defalcations, increased claims or other costs and expenses attributable to the company’s use of title agents; any inadequacy in the company’s risk management framework; systems damage, failures, interruptions and intrusions or unauthorized data disclosures; innovation efforts of the company and other industry participants and any related market disruption; errors and fraud involving the transfer of funds; the company’s use of a global workforce; inability of the company’s subsidiaries to pay dividends or repay funds; and other factors described in the company’s quarterly report on Form 10-Q for the quarter ended March 31, 2019, as filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP Financial Measures

This news release and related management commentary contain certain financial measures that are not presented in accordance with generally accepted accounting principles (GAAP), including personnel and other operating expense ratios, success ratios, adjusted revenues, adjusted pretax income, adjusted earnings per share, net operating revenues, and adjusted pretax margins for the company, its title insurance and services segment and its specialty insurance segment. The company is presenting these non-GAAP financial measures because they provide the company’s management and investors with additional insight into the operational efficiency and performance of the company relative to earlier periods and relative to the company’s competitors. The company does not intend for these non-GAAP financial measures to be a substitute for any GAAP financial information. In this news release, these non-GAAP financial measures have been presented with, and reconciled to, the most directly comparable GAAP financial measures. Investors should use these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures.

Media Contact: Marcus Ginnaty Corporate Communications First American Financial Corporation 714-250-3298	Investor Contact: Craig Barberio Investor Relations First American Financial Corporation 714-250-5214

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First American Financial Reports Second Quarter 2019 Results

First American Financial Corporation
Summary of Consolidated Financial Results and Selected Information
(in thousands, except per share amounts and title orders, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Total revenues	$1,498,620	$1,491,157	$2,802,201	$2,788,545

Income before income taxes	$229,497	$201,968	$371,167	$295,033
Income tax expense	42,226	46,877	74,092	63,770
Net income	187,271	155,091	297,075	231,263
Less: Net income (loss) attributable to noncontrolling interests	616	(49)	845	(104)
Net income attributable to the Company	$186,655	$155,140	$296,230	$231,367

Net income per share attributable to stockholders:
Basic	$1.65	$1.38	$2.62	$2.06
Diluted	$1.64	$1.37	$2.61	$2.05

Cash dividends declared per share	$0.42	$0.38	$0.84	$0.76

Weighted average common shares outstanding:
Basic	113,050	112,556	112,881	112,406
Diluted	113,498	113,117	113,366	113,093

Selected Title Insurance Segment Information
Title orders opened(1)	296,200	276,800	524,000	530,300
Title orders closed(1)	196,600	196,200	347,500	369,800
Paid title claims	$40,518	$44,731	$81,287	$81,356

(1) U.S. direct title insurance orders only.

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First American Financial Reports Second Quarter 2019 Results

First American Financial Corporation
Selected Consolidated Balance Sheet Information
(in thousands, unaudited)

	June 30,	December 31,
	2019	2018
Cash and cash equivalents	$1,411,965	$1,467,129
Investments	6,631,871	6,225,520
Goodwill and other intangible assets, net	1,246,690	1,253,538
Total assets	11,443,178	10,630,635
Reserve for claim losses	1,042,208	1,042,679
Notes and contracts payable	729,614	732,019
Total stockholders’ equity	$4,084,889	$3,741,881

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First American Financial Reports Second Quarter 2019 Results

First American Financial Corporation
Segment Information
(in thousands, unaudited)

Three Months Ended		Title	Specialty	Corporate
June 30, 2019	Consolidated	Insurance	Insurance	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$668,018	$552,358	$115,660	$—
Agent premiums	543,847	543,847	—	—
Information and other	200,669	197,779	3,153	(263)
Net investment income	77,711	70,970	2,700	4,041
Net realized investment gains	8,375	6,920	1,455	—
	1,498,620	1,371,874	122,968	3,778
Expenses
Personnel costs	447,027	422,664	19,884	4,479
Premiums retained by agents	429,086	429,086	—	—
Other operating expenses	222,348	194,129	18,236	9,983
Provision for policy losses and other claims	109,130	43,848	65,282	—
Depreciation and amortization	32,884	31,061	1,785	38
Premium taxes	16,740	14,699	2,041	—
Interest	11,908	3,574	—	8,334
	1,269,123	1,139,061	107,228	22,834
Income (loss) before income taxes	$229,497	$232,813	$15,740	$(19,056)

Three Months Ended		Title	Specialty	Corporate
June 30, 2018	Consolidated	Insurance	Insurance	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$661,582	$548,616	$112,966	$—
Agent premiums	559,004	559,004	—	—
Information and other	208,752	206,095	2,924	(267)
Net investment income	56,334	51,737	2,401	2,196
Net realized investment gains	5,485	3,588	1,897	—
	1,491,157	1,369,040	120,188	1,929
Expenses
Personnel costs	448,974	427,049	19,066	2,859
Premiums retained by agents	439,550	439,550	—	—
Other operating expenses	228,935	202,383	18,062	8,490
Provision for policy losses and other claims	113,619	44,304	69,315	—
Depreciation and amortization	31,058	29,343	1,677	38
Premium taxes	17,049	15,102	1,947	—
Interest	10,004	1,667	—	8,337
	1,289,189	1,159,398	110,067	19,724
Income (loss) before income taxes	$201,968	$209,642	$10,121	$(17,795)

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First American Financial Reports Second Quarter 2019 Results

First American Financial Corporation
Segment Information
(in thousands, unaudited)

Six Months Ended		Title	Specialty	Corporate
June 30, 2019	Consolidated	Insurance	Insurance	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$1,182,220	$955,114	$227,106	$—
Agent premiums	1,045,384	1,045,384	—	—
Information and other	373,561	367,870	6,219	(528)
Net investment income	159,979	141,023	5,432	13,524
Net realized investment gains	41,057	34,665	6,392	—
	2,802,201	2,544,056	245,149	12,996
Expenses
Personnel costs	858,639	803,795	39,504	15,340
Premiums retained by agents	825,693	825,693	—	—
Other operating expenses	418,795	362,770	38,054	17,971
Provision for policy losses and other claims	206,842	80,020	126,822	—
Depreciation and amortization	65,818	62,223	3,519	76
Premium taxes	31,403	27,678	3,725	—
Interest	23,844	7,057	—	16,787
	2,431,034	2,169,236	211,624	50,174
Income (loss) before income taxes	$371,167	$374,820	$33,525	$(37,178)

Six Months Ended		Title	Specialty	Corporate
June 30, 2018	Consolidated	Insurance	Insurance	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$1,205,460	$982,768	$222,692	$—
Agent premiums	1,086,718	1,086,718	—	—
Information and other	397,410	392,116	5,826	(532)
Net investment income	99,126	93,137	4,989	1,000
Net realized investment (losses) gains	(169)	(234)	65	—
	2,788,545	2,554,505	233,572	468
Expenses
Personnel costs	862,616	820,675	37,818	4,123
Premiums retained by agents	856,187	856,187	—	—
Other operating expenses	447,415	393,232	37,479	16,704
Provision for policy losses and other claims	214,199	82,785	131,414	—
Depreciation and amortization	60,805	57,460	3,269	76
Premium taxes	33,063	29,492	3,571	—
Interest	19,227	2,651	—	16,576
	2,493,512	2,242,482	213,551	37,479
Income (loss) before income taxes	$295,033	$312,023	$20,021	$(37,011)

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First American Financial Reports Second Quarter 2019 Results

First American Financial Corporation
Reconciliation of Pretax Margins and Earnings per Diluted Share
Excluding Net Realized Investment Gains and Losses ("NRIG(L)")
(in thousands, except margin and per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Consolidated
Total revenues	$1,498,620	$1,491,157	$2,802,201	$2,788,545
Less: NRIG(L)	8,375	5,485	41,057	(169)
Total revenues excluding NRIG(L)	$1,490,245	$1,485,672	$2,761,144	$2,788,714

Pretax income	$229,497	$201,968	$371,167	$295,033
Less: NRIG(L)	8,375	5,485	41,057	(169)
Pretax income excluding NRIG(L)	$221,122	$196,483	$330,110	$295,202

Pretax margin	15.3%	13.5%	13.2%	10.6%
Less: Pretax margin impact of NRIG(L)	0.5%	0.3%	1.2%	---%
Pretax margin excluding NRIG(L)	14.8%	13.2%	12.0%	10.6%

Earnings per diluted share (EPS)	$1.64	$1.37	$2.61	$2.05
Less: EPS impact of NRIG(L)	0.06	0.04	0.29	-
EPS excluding NRIG(L)	$1.58	$1.33	$2.32	$2.05

Title Insurance and Services Segment
Total revenues	$1,371,874	$1,369,040	$2,544,056	$2,554,505
Less: NRIG(L)	6,920	3,588	34,665	(234)
Total revenues excluding NRIG(L)	$1,364,954	$1,365,452	$2,509,391	$2,554,739

Pretax income	$232,813	$209,642	$374,820	$312,023
Less: NRIG(L)	6,920	3,588	34,665	(234)
Pretax income excluding NRIG(L)	$225,893	$206,054	$340,155	$312,257

Pretax margin	17.0%	15.3%	14.7%	12.2%
Less: Pretax margin impact of NRIG(L)	0.5%	0.2%	1.1%	---%
Pretax margin excluding NRIG(L)	16.5%	15.1%	13.6%	12.2%

Specialty Insurance Segment
Total revenues	$122,968	$120,188	$245,149	$233,572
Less: NRIG(L)	1,455	1,897	6,392	65
Total revenues excluding NRIG(L)	$121,513	$118,291	$238,757	$233,507

Pretax income	$15,740	$10,121	$33,525	$20,021
Less: NRIG(L)	1,455	1,897	6,392	65
Pretax income excluding NRIG(L)	$14,285	$8,224	$27,133	$19,956

Pretax margin	12.8%	8.4%	13.7%	8.6%
Less: Pretax margin impact of NRIG(L)	1.0%	1.4%	2.3%	0.1%
Pretax margin excluding NRIG(L)	11.8%	7.0%	11.4%	8.5%

Note: Beginning in the first quarter of 2018, the company adopted new accounting guidance, which requires investments in equity securities to be measured at fair value, with changes in fair value recognized through net income rather than through the balance sheet as previously required. Totals may not sum due to rounding.

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First American Financial Reports Second Quarter 2019 Results

First American Financial Corporation
Expense and Success Ratio Reconciliation
Title Insurance and Services Segment
($ in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Total revenues	$1,371,874	$1,369,040	$2,544,056	$2,554,505
Less: Net realized investment gains (losses)	6,920	3,588	34,665	(234)
Net investment income	70,970	51,737	141,023	93,137
Premiums retained by agents	429,086	439,550	825,693	856,187
Net operating revenues	$864,898	$874,165	$1,542,675	$1,605,415

Personnel and other operating expenses	$616,793	$629,432	$1,166,565	$1,213,907
Ratio (% net operating revenues)	71.3%	72.0%	75.6%	75.6%
Ratio (% total revenues)	45.0%	46.0%	45.9%	47.5%

Change in net operating revenues	$(9,267)		$(62,740)
Change in personnel and other operating expenses	(12,639)		(47,342)
Success Ratio(1)	136%		75%

(1) Change in personnel and other operating expenses divided by change in net operating revenues.

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First American Financial Reports Second Quarter 2019 Results

First American Financial Corporation
Supplemental Direct Title Insurance Order Information(1)
(unaudited)

	Q219	Q119	Q418	Q318	Q218
Open Orders per Day
Purchase	2,251	1,907	1,611	2,067	2,315
Refinance	1,408	1,001	763	937	998
Refinance as % of residential orders	38%	34%	32%	31%	30%
Commercial	515	491	471	509	562
Default and other	454	335	368	441	450
Total open orders per day	4,628	3,734	3,213	3,954	4,325

Closed Orders per Day
Purchase	1,626	1,205	1,413	1,647	1,718
Refinance	854	605	603	674	729
Refinance as % of residential orders	34%	33%	30%	29%	30%
Commercial	301	271	330	295	311
Default and other	291	392	456	313	308
Total closed orders per day	3,072	2,474	2,802	2,929	3,066

Average Revenue per Order (ARPO)
Purchase	$2,560	$2,430	$2,446	$2,473	$2,483
Refinance	1,128	1,119	1,093	1,045	985
Commercial	9,356	8,960	11,153	9,886	9,277
Default and other	358	223	245	389	314

Total ARPO	$2,620	$2,475	$2,824	$2,667	$2,599

Business Days	64	61	63	63	64

(1) U.S. operations only.

Totals may not sum due to rounding.

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